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                              PREFERRED INCOME OPPORTUNITY FUND INCORPORATED
                                  ARTICLES OF AMENDMENT AND RESTATEMENT


                  Preferred Income Opportunity Fund Incorporated, a Maryland corporation having its principal office in the City of Baltimore, State of Maryland (hereinafter called the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland:

     FIRST: The Charter of the Corporation is amended and as so amended is restated in its entirety by striking out article first through nine and inserting in lieu thereof the following:

                                                ARTICLE I

                                                   NAME

                  The name of the Corporation is PREFERRED INCOME OPPORTUNITY FUND INCORPORATED (the "Corporation").

                                                ARTICLE II

                                           PURPOSES AND POWERS

                  The Corporation is formed for the following purposes:

                  (1) To conduct and carry on the business of a closed-end investment company registered under the Investment Company Act of 1940, as amended (the "1940 Act").

                  (2) To hold, invest and reinvest its assets in securities and other investments or to hold part or all of its assets in cash.

                  (3) To issue and sell shares of its capital stock in such amounts and on such terms and conditions and for such purposes and for such amount or kind of consideration as may now or hereinafter be permitted by law.

                  (4) To do any and all additional acts and to exercise any and all additional powers or rights as may be necessary, incidental, appropriate or desirable for the accomplishment of all or any of the foregoing purposes.

                  The Corporation shall be authorized to exercise and enjoy all of the powers, rights and privileges granted to, or conferred upon, corporations by the Maryland General Corporation Law now or hereinafter in force, and the enumeration of the foregoing shall not be deemed to exclude any powers, rights or privileges so granted or conferred.



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                                               ARTICLE III

                                   PRINCIPAL OFFICE AND RESIDENT AGENT

                  The post office address of the principal office of the Corporation in the State of Maryland is c/o The Corporation Trust Incorporated, 32 South Street, Baltimore, Maryland 21202. The name of the resident agent of the Corporation in the State of Maryland is The Corporation Trust Incorporated. The post office address of the resident agent is 32 South Street, Baltimore, Maryland 21202.

                                                ARTICLE IV

                                              CAPITAL STOCK

                  (1) The total number of shares of capital stock that the Corporation shall have authority to issue is two hundred fifty million (250,000,000) shares, of which 240,000,000 shares are classified as Common Stock, par value one cent ($.01) per share, and 10,000,000 shares are classified as Preferred Stock, par value one cent ($.01) per share. The aggregate par value of all shares of all classes that the Corporation is authorized to issue is $2,500,000.

                  (2) The Board of Directors  is  authorized  to  determine  the designation  of and to set the  terms  of the  Preferred  Stock,  including  the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications or terms and conditions of redemption, prior to issuance. The Preferred Stock may be issued in series.

                  (3) The Board of Directors is authorized, from time to time, to fix the price or the minimum price of the consideration or minimum consideration for, and to issue, the shares of stock of the Corporation.

                  (4) The Corporation may issue fractional shares. Any fractional share shall carry proportionately the rights of a whole share including, without limitation, the right to vote and the right to receive dividends. A fractional share shall not, however, carry the right to receive a certificate evidencing it.

                  (5) All persons who shall acquire stock in the Corporation shall acquire the same subject to the provisions of these Articles of Incorporation and the Bylaws of the Corporation, as from time to time amended.

                  (6) No holder of stock of the Corporation by virtue of being such a holder shall have any preemptive or preferential right to purchase or subscribe for any shares of the Corporation's capital stock or any other security that the Corporation may issue or sell other than a right that the Board of Directors in its discretion may determine to grant.

                  (7) The Board of Directors shall have authority by resolution to classify and reclassify any authorized but unissued shares of capital stock from time to time by setting or changing in any one or more respects the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications or terms or conditions of redemption of the capital stock.

                  (8) Notwithstanding any provision of law requiring any action to be taken or authorized by the affirmative vote of the holders of a greater proportion of the votes of all classes or of any class of stock of the Corporation, such action shall be effective and valid if taken or authorized by the affirmative vote of a majority of the total number of votes entitled to be cast thereon, except as otherwise provided in the Charter.

                  (9) The presence in person or by proxy of the holders of shares of stock of the Corporation entitled to cast a majority of the votes entitled to be cast (without regard to class) shall constitute a quorum at any meeting of the stockholders, except with respect to any such matter that, under applicable statutes or regulatory requirements, requires approval by a separate vote of one or more classes of stock, in which case the presence in person or by proxy of the holders of shares entitled to cast a majority of the votes entitled to be cast by each such class on such a matter shall constitute a quorum.

                                                ARTICLE V

                                            BOARD OF DIRECTORS

                  (l) The current number of directors of the Corporation shall be five. The number of directors may be changed by the Bylaws or by the Board of Directors pursuant to the Bylaws, except that the number of directors shall in no event be less than the minimum number required under the Maryland General Corporation Law or greater than 12. The names of the directors who shall act until the first annual meeting of shareholders or until their successors are duly chosen and qualified are:

                                            Martin Brody
                                            Morgan Gust
                                            Robert T. Flaherty
                                            Donald F. Crumrine
                                            Robert Wulf

                  (2) Beginning with the first annual meeting of stockholders held after the initial public offering of the shares of the Corporation (the "initial annual meeting"), the Board of Directors shall be divided into three classes: Class I, Class II and Class III. The terms of office of the classes of Directors elected at the initial annual meeting shall expire at the times of the annual meetings of the stockholders as follows: Class I on the next annual meeting, Class II on the second next annual meeting and Class III on the third next annual meeting, or thereafter in each case when their respective successors are elected and qualified. At each subsequent annual election, the Directors chosen to succeed those whose terms are expiring shall be identified as being of the same class as the Directors whom they succeed, and shall be elected for a term expiring at the time of the third succeeding annual meeting of stockholders, or thereafter in each case when their respective successors are elected and qualified. Subject to the following paragraph, the number of directorships shall be apportioned among the classes so as to maintain the classes as nearly equal in number as possible, but in no case shall a decrease in the number of directors shorten the term of any incumbent director.

                  If the Corporation issues Preferred Stock entitling the holders to elect additional Directors in specified circumstances, and the election of such additional Directors would cause the number of Directors to exceed 12, then the terms of office of a number of Directors elected by the other stockholders (excluding any Directors which the holders of the Preferred Stock are entitled to elect in all events) shall terminate at the time of the meeting of the holders of the Preferred Stock called to elect the additional Directors such that the sum of the number of remaining Directors and the number of additional Directors to be elected by the holders of the Preferred Stock does not exceed 12. The Directors whose terms shall expire will be determined in inverse order of their initial election to the Board of Directors. The additional Directors will be apportioned among the classes of Directors so that the number of Directors in each class will be as nearly equal as possible.

                  (3) A Director may be removed with or without cause, but only by a vote of at least 80% of the class of the shares of capital stock of the Corporation then entitled to vote in an election to fill that directorship and the stockholders of the class entitled to elect the Director by plurality vote may elect a successor or successors to fill any resulting vacancies for the unexpired term of the removed Director.

                  (4) In furtherance, and not in limitation, of the powers conferred by the laws of the State of Maryland, the Board of Directors is expressly authorized:

                    (i) To make, alter or repeal the Bylaws of the Corporation, except as otherwise required by the 1940 Act.

                    (ii) From  time  to time to  determine  whether  and to what extent and at what times and places and under what conditions and regulations the books and accounts of the Corporation, or any of them other than the stock ledger, shall be open to the inspection of the stockholders. No stockholder shall have any right to inspect any account or book or document of the Corporation, except as conferred by law or authorized by resolution of the Board of Directors.

                    (iii)Without  the  assent  or vote of the  stockholders,  to authorize the issuance from time to time of shares of the stock of any class of the Corporation, whether now or hereafter authorized, and securities convertible into shares of stock of the Corporation of any class or classes, whether now or hereafter authorized, for such consideration as the Board of Directors may deem advisable.

                    (iv) Without  the  assent  or vote of the  stockholders,  to authorize and issue obligations of the Corporation, secured and unsecured, as the Board of Directors may determine, and to authorize and cause to be executed mortgages and liens upon the real or personal property of the Corporation.

                    (v) In addition to the powers and authorities granted herein and by statute expressly conferred upon it, the Board of Directors is authorized to exercise all powers and do all acts that may be exercised or done by the Corporation pursuant to the provisions of the laws of the State of Maryland, these Articles of Incorporation and the Bylaws of the Corporation.

                  (5) Any determination made in good faith and in accordance with these Articles of Incorporation by or pursuant to the direction of the Board of Directors, with respect to the amount of assets, obligations or liabilities of the Corporation, as to the amount of net income of the Corporation from dividends and interest for any period or amounts at any time legally available for the payment of dividends, as to the amount of any reserves or charges set up and the propriety thereof, as to the time of or purpose for creating reserves or as to the use, alteration or cancellation of any reserves or charges (whether or not any obligation or liability for which the reserves or charges have been created has been paid or discharged or is then or thereafter required to be paid or discharged), as to the value of any security owned by the Corporation, as to the determination of the net asset value of shares of any class of the Corporation's capital stock, or as to any other matters relating to the issuance, sale or other acquisition or disposition of securities or shares of capital stock of the Corporation, and any reasonable determination made in good faith by the Board of Directors whether any transaction constitutes a purchase of securities on "margin," a sale of securities "short," or an underwriting or the sale of, or a participation in any underwriting or selling group in connection with the public distribution of, any securities, shall be final and conclusive, and shall be binding upon the Corporation and all holders of its capital stock, past, present and future, and shares of the capital stock of the Corporation are issued and sold on the condition and understanding, evidenced by the purchase of shares of capital stock or acceptance of share certificates, that any and all such determinations shall be binding as aforesaid. No provision of these Articles of Incorporation of the Corporation shall be effective to (i) require a waiver of compliance with any provision of the Securities Act of 1933, as amended, or the Investment Company Act of 1940, as amended, or of any valid rule, regulation or order of the Securities and Exchange Commission under those Acts or (ii) protect or purport to protect any director or officer of the Corporation against any liability to the Corporation or its security holders to which he would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office.

                                                ARTICLE VI

                                           CERTAIN TRANSACTIONS

                  (1) Except as otherwise provided in this Article VI, at least eighty percent (80%) of the votes of the Corporation's Common Stock and Preferred Stock entitled to be cast by stockholders, voting as a single class, and at least eighty percent (80%) of the votes of the Corporation's Preferred Stock entitled to be cast by stockholders, voting as a separate class, in addition to the affirmative vote of at least eighty percent (80%) of the entire Board of Directors, shall be necessary to effect any of the following actions:

                  (i) Any amendment to these Articles to make the Corporation's Common Stock a "redeemable security" or to convert the corporation from a "closed-end company" to an "open-end company" (as such terms are defined in the Investment Company Act of 1940, as amended) or any amendment to paragraph (1) of
Article II, unless the Continuing Directors (as hereinafter defined) of the Corporation, by a vote of at least eighty percent (80%) of such Directors, approve such amendment in which case the affirmative vote of a majority of the votes entitled to be cast by the holders of the Corporation's Common Stock and Preferred Stock to be voted on the matter, voting as a single class, and a majority of the votes entitled to be cast by the holders of the Corporation's Preferred Stock to be voted on the matter, voting as a separate class, shall be required to approve such actions unless otherwise provided in the Charter or unless otherwise required by law;

                    (ii) Any  stockholder  proposal  as to  specific  investment decisions made or to be made with respect to the Corporation's assets;

                  (iii)  Any  proposal  as  to  the  voluntary   liquidation  or
dissolution of the Corporation or any amendment to these Articles of Incorporation to terminate the existence of the Corporation, unless the Continuing Directors of the Corporation, by a vote of at least eighty percent (80%) of such Directors, approve such proposal in which case the affirmative vote of a majority of the votes entitled to be cast by stockholders shall be required to approve such actions unless otherwise provided in the Charter or unless otherwise required by law; or

                   (iv) Any Business Combination (as hereinafter defined) unless either the condition in clause (A) below is satisfied, or all of the conditions in clauses (B), (C), (D), (E) and (F) below are satisfied, in which case paragraph (3) below shall apply:

                    (A) The Business Combination shall have been approved by a vote of at least eighty percent (80%) of the Continuing Directors.

                    (B) The aggregate amount of cash and the Fair Market Value (as hereinafter defined), as of the date of the consummation of the Business Combination, of consideration other than cash to be received per share by holders of any class of outstanding Voting Stock (as hereinafter defined) in such Business Combination shall be at least equal to the higher of the following:

                    (x) the highest per share price (including any brokerage commissions, transfer taxes and soliciting dealers'
                         fees) paid by an Interested Party (as hereinafter defined) for any shares of such Voting Stock acquired by it (aa) within the two-year period immediately prior to the first public announcement of the proposal of the Business Combination (the "Announcement Date"), or
                         (bb)(i) in the Threshold Transaction (as hereinafter defined), or (ii) in any period between the Threshold Transaction and the consummation of the Business Combination, whichever is higher; and

                    (y) the net asset value per share of such Voting Stock on the Announcement Date or on the date of the Threshold Transaction, whichever is higher.

                    (C) The consideration to be received by holders of the particular class of outstanding Voting Stock shall be in cash or in the same form as the Interested Party has previously paid for shares of any class of Voting Stock. If the Interested Party has paid for shares of any class of Voting Stock with varying forms of consideration, the form of consideration for such class of Voting Stock shall be either cash or the form used to acquire the largest number of shares of such class of Voting Stock previously acquired by it.

                    (D) After the occurrence of the Threshold Transaction, and prior to the consummation of such Business Combination, such Interested Party shall not have become the beneficial owner of any additional shares of Voting Stock except by virtue of the Threshold Transaction.

                    (E) After the occurrence of the Threshold Transaction, such Interested Party shall not have received the benefit, directly or indirectly (except proportionately as a shareholder of the Corporation), of any loans, advances, guarantees, pledges or other financial assistance or any tax credits or other tax advantages provided by the Corporation, whether in anticipation of or in connection with such Business Combination or otherwise.

                    (F) A proxy or information statement describing the proposed Business Combination and complying with the requirements of the Securities Exchange Act of 1934 and the Investment Company Act of 1940, as amended, and the rules and regulations thereunder (or any subsequent provisions replacing such Acts, rules or regulations) shall be prepared and mailed by the Interested Party, at such Interested Party's expense, to the shareholders of the Corporation at least 30 days prior to the consummation of such Business Combination (whether or not such proxy or information statement is required to be mailed pursuant to such Acts or subsequent provisions).

                  (2)      For the purposes of this Article:

                    (i)  "Business   Combination"   shall   mean   any   of  the
                         transactions described or referred to in any one or more of the following subparagraphs:

                    (A) any merger, consolidation or share exchange of the Corporation with or into any other person;

                    (B) any sale, lease, exchange, mortgage, pledge, transfer or other disposition (in one transaction or a series of transactions in any 12 month period) to or with any other person of any assets of the Corporation having an aggregate Fair Market Value of $1,000,000 or more except for portfolio transactions of the Corporation effected in the ordinary course of the Corporation's business;

                    (C) the issuance or transfer by the Corporation (in one transaction or a series of transactions in any 12 month period) of any securities of the Corporation to any other person in exchange for cash, securities or other property (or a combination thereof) having an aggregate Fair Market Value of $1,000,000 or more excluding (x) sales of any securities of the Corporation in connection with a public offering or private placement thereof, (y) issuances of any securities of the Corporation pursuant to a dividend reinvestment and cash purchase plan adopted by the Corporation and (z) issuances of any securities of the Corporation upon the exercise of any stock subscription rights distributed by the Corporation;

                  (ii) "Continuing Director" means any member of the Board of Directors of the Corporation who is not an Interested Party or an Affiliate (as hereinafter defined) of an Interested Party and has been a member of the Board of Directors for a period of at least 12 months (or since the Corporation's commencement of operations, if that period is less than 12 months), or is a successor of a Continuing Director who is unaffiliated with an Interested Party and is recommended to succeed a Continuing Director by a majority of the Continuing Directors then on the Board of Directors.

                  (iii) "Interested Party" shall mean any person, other than an investment company advised by the Corporation's initial investment manager or any of its Affiliates, which enters, or proposes to enter, into a Business Combination with the Corporation.

                    (iv) "Person"  shall mean an individual,  a  corporation,  a trust or a partnership.

                    (v)  "Voting   Stock"  shall  mean  capital   stock  of  the
                         Corporation entitled to vote generally in the election of directors.

                    (vi) A person  shall be a  "beneficial  owner" of any Voting
                         Stock:

                    (A)  which  such  person  or  any  of  its   Affiliates   or
                         Associates (as hereinafter defined) beneficially owns, directly or indirectly; or

                    (B) which such person or any of its Affiliates or Associates has the right to acquire (whether such right is exercisable immediately or only after the passage of time), pursuant to any agreement, arrangement or understanding or upon the exercise of conversion rights, exchange rights, warrants or options, or

                    (C) which is beneficially owned, directly or indirectly, by any other person with which such person or any of its Affiliates or Associates has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of any shares of Voting Stock.

                  (vii) "Affiliate" and "Associate" shall have the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934.

                  (viii)   "Fair Market Value" means:

                    (A) in the case of stock, the highest closing sale price during the 30-day period immediately preceding the relevant date of a share of such stock on the New York Stock Exchange, or if such stock is not listed on such Exchange, on the principal United States securities exchange registered under the Securities Exchange Act of 1934 on which such stock is listed, or, if such stock is not listed on any such exchange, the highest closing sale price (if such stock is a National Market System security) or the highest closing bid quotation (if such stock is not a National Market System security) with respect to a share of such stock during the 30-day period preceding the relevant date on the National Association of Securities Dealers, Inc. Automated Quotation System (NASDAQ) or any system then in use, or if no such quotations are available, the fair market value on the relevant date of the share of such stock as determined by at least eighty percent (80%) of the Continuing Directors in good faith, and

                    (B) in the case of property other than cash or stock, the fair market value of such property on the relevant date as determined by at least eighty percent (80%) of the Continuing Directors in good faith.

                  (ix) "Threshold Transaction" means the transaction by or as a result of which an Interested Party first becomes the beneficial owner of Voting Stock.

                  (x) In the event of any Business Combination in which the Corporation survives, the phrase "consideration other than cash to be received" as used in subparagraph (l)(iv)(B) above shall include the shares of Common Stock and/or the shares of any other class of outstanding Voting Stock retained by the holders of such shares.

                  (xi) Continuing Directors of the Corporation, acting by a vote of at least 80% of the Continuing Directors, shall have the power and duty to determine, on the basis of information known to them after reasonable inquiry, all facts necessary to determine (a) the number of shares of Voting Stock beneficially owned by any person, (b) whether a person is an Affiliate or Associate of another, (c) whether the requirements of subparagraph (l)(iv) above have been met with respect to any Business Combination, and (d) whether the assets which are the subject of any Business Combination have, or the consideration to be received for the issuance or transfer of securities by the Corporation in any Business Combination has, an aggregate Fair Market Value of $1,000,000 or more.

                  (3) If any  Business  Combination  described  in  subparagraph
(2)(i)(A) or (B) (if the transfer or other disposition constitutes a transfer of all or substantially all of the assets of the Corporation with respect to which shareholder approval is required under the Maryland General Corporation Law) is approved by a vote of eighty percent (80%) of the Continuing Directors or all of the conditions in subparagraph (l)(iv)(B), (C), (D), (E) and (F) are satisfied, a majority of the votes entitled to be cast by stockholders shall be required to approve such transaction unless otherwise provided in the charter or unless otherwise required by law. If any other Business Combination is approved by a vote of eighty percent (80%) of the Continuing Directors or all of the conditions in subparagraph (l)(iv)(B), (C), (D), (E) and (F) are satisfied, no stockholder vote shall be required to approve such transaction unless otherwise provided in the Charter or unless otherwise required by law.

                                               ARTICLE VII

                                LIMITATIONS ON LIABILITY; INDEMNIFICATION

                  (1) To the fullest extent that limitations on the liability of directors and officers are permitted by the Maryland General Corporation Law, no director or officer of the Corporation shall have any liability to the Corporation or its stockholders for damages. This limitation on liability applies to events occurring at the time a person serves as a director or officer of the Corporation whether or not such person is a director or officer at the time of any proceeding in which liability is asserted.

                  (2) Any  person who was or is a party or is  threatened  to be made a party in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is a current or former director or officer of the Corporation, or is or was serving while a director or officer of the Corporation at the request of the Corporation as a director, officer, partner, trustee, employee, agent or fiduciary of another corporation, partnership, joint venture, trust, enterprise or employee benefit plan, shall be indemnified by the Corporation against judgments, penalties, fines, excise taxes, settlements and reasonable expenses (including attorneys' fees) actually incurred by such person in connection with such action, suit or proceeding to the fullest extent permissible under the Maryland General Corporation Law, the Securities Act of 1933, as amended, and the Investment Company Act of 1940, as amended, as such statutes are now or hereinafter in force. In addition, the Corporation shall also advance expenses to its currently acting and its former directors and officers to the fullest extent that indemnification of directors is permitted by the Maryland General Corporation Law, the Securities Act of 1933, as amended, and the Investment Company Act of 1940, as amended. The Board of Directors may by Bylaw, resolution or agreement make further provision for indemnification of directors, officers, employees and agents to the fullest extent permitted by the Maryland General Corporation Law.

                  (3) No provision of this Article VII shall be effective to protect or purport to protect any director or officer of the Corporation against any liability to the Corporation or its security holders to which he would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office.

                  (4) References to the Maryland General Corporation Law in this
Article VII are to that law as from time to time amended. No amendment to the Charter of the Corporation shall affect any right of any person under this Article based on any event, omission or proceeding prior to the amendment.

                                               ARTICLE VIII

                                                AMENDMENTS

                  (1) The Corporation reserves the right to make, from time to time, any amendment to its Charter now or hereafter authorized by law (including any amendment that alters the contract rights, as expressly set forth in the Charter, of any class of outstanding stock) and all rights at any time conferred upon the stockholders of the Corporation by the Charter are granted subject to the provisions of this Article VIII.

                  (2) With the exception of Articles II, V, VI and VIII, any of the provisions of the Articles of Incorporation may be amended, altered or repealed upon the vote of a majority of the votes entitled to be cast by stockholders. The provisions of Articles II, V, VI and VIII may be amended, altered or repealed only upon the vote of at least eighty percent (80%) of the votes of the Corporation's Common Stock and Preferred Stock entitled to be cast by stockholders, voting as a single class, and of at least eighty percent (80%) of the votes of the Corporation's Preferred Stock entitled to be cast by stockholders, voting as a separate class, unless such action previously has been approved, adopted or authorized by the affirmative vote of eighty percent (80%) of the total number of Continuing Directors, in which case the affirmative vote of a majority of the votes entitled to be cast by the holders of the Corporation's Common Stock and Preferred Stock to be voted on the matter, voting as a single class, unless otherwise provided in the charter or unless otherwise required by law shall be required to approve, adopt, or authorize such an amendment."

                  SECOND: The Corporation desires to amend and restate its Charter as currently in effect. The provisions set forth in these Articles of Amendment and Restatement are all the provisions of the Charter currently in effect. The current address of the principal office of the Corporation, the name and address of the Corporation's current resident agent and the number of directors of the Corporation and the names of those currently in office are as set forth herein.

                  THIRD: The amendment and restatement of the Charter of the Corporation as hereinabove set forth has been duly approved by a majority of the entire board of directors. No stock entitled to be voted on the matter was outstanding or subscribed for at the time of approval.

                  IN WITNESS WHEREOF, Preferred Income Opportunity Fund Incorporated has caused these Articles of Amendment and Restatement to be signed in its name and on its behalf by its President, Robert T. Flaherty, and attested by its Secretary, Donald F. Crumrine, on January 24, 1992.

                  The President acknowledges these Articles of Amendment and Restatement to be the corporate act of the Corporation and states that to the best of his knowledge, information and belief, the matters and facts set forth in these Articles with respect to the authorization and approval of the amendment and restatement of the Corporation's Articles of Incorporation are true in all material respects and that this statement is made under penalties of perjury.


                          PREFERRED INCOME OPPORTUNITY
                                                     FUND INCORPORATED


                                                     By:      Robert T. Flaherty
                                    President



Attest:


Donald F. Crumrine
Secretary